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                                                                    EXHIBIT 99.1

NEWS BULLETIN

          [LETTERHEAD OF FRB WEBER SHANDWICK FINANCIAL COMMUNICATIONS]

           [LOGO OF WORLDWIDE RESTAURANT CONCEPTS, INC.]


FOR IMMEDIATE RELEASE

June 19, 2002

                  WORLDWIDE RESTAURANT CONCEPTS, INC. ANNOUNCES
                     UPCOMING FOURTH QUARTER CONFERENCE CALL

SHERMAN OAKS, Calif.--June 19, 2002--Worldwide Restaurant Concepts, Inc. (NYSE:
SZ) today announced that members of the public are invited to listen to the Company's live quarterly call on the Internet, on Thursday, June 27, 2002 at 8:00 AM PT / 11:00 AM ET. The conference call will feature Charles Boppell, President and CEO, in a discussion of fourth quarter and full year results and recent operating developments. In light of the recent appointment of Deloitte & Touche LLP as the Company's independent public accountants replacing Arthur Andersen LLP, the quarterly call is being held approximately one week later than it has been in the past.

Financial results will be released over the news wires before the market opens on Thursday, June 27, 2002. The public will have the opportunity to listen to the live conference call over the Internet through CCBN at www.companyboardroom.com. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Worldwide Restaurant Concepts

Worldwide Restaurant Concepts, Inc., formerly known as Sizzler International, Inc., operates, franchises or joint ventures 336 Sizzler(R) restaurants worldwide, 107 KFC(R) restaurants primarily located in Queensland, Australia, and 15 Pat & Oscar's(SM) restaurants.

To the extent that certain statements contained in this document may be deemed under federal securities laws to be forward-looking statements, Worldwide Restaurant Concepts intends that they be subject to the safe-harbor applicable to forward-looking statements under such laws.

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 FRB|Weber Shandwick serves as financial relations counsel to this company, is acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.